Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of OP Bancorp on Form S-1 of our report dated March 5, 2018 on the consolidated financial statements of OP Bancorp and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Los Angeles, California

March 5, 2018